UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2025

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Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

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Virginia	000-09881	54-1162807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Shentel Way
P.O. Box 459

Edinburg, Virginia 22824

(Address of Principal Executive Offices) (Zip Code)

(540) 984-4141

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	SHEN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2025, the Board of Directors (the “Board”) of Shenandoah Telecommunications Company (“Shentel” or the “Company”) appointed Christopher E. French, Shentel’s current President and Chief Executive Officer and Chairman of the Board, as the Company’s Executive Chairman, effective as of September 1, 2025 (the “Effective Date”). In his capacity as Executive Chairman, Mr. French will continue to serve as an officer of the Company in addition to continuing to serve as the Chairman of the Board.

In connection with Mr. French’s transition to serving as Shentel’s Executive Chairman, on July 29, 2025, the Board appointed Edward H. McKay, Shentel’s current Executive Vice President and Chief Operating Officer, as Shentel’s President and Chief Executive Officer, effective as of the Effective Date.

Mr. McKay, 52, has served as Shentel’s Executive Vice President and Chief Operating Officer since July 2021 and has been responsible for leading Shentel’s integrated broadband business, including the Shentel and Glo Fiber brands. He joined Shentel in 2004 and has more than 25 years of experience in the telecommunications industry. Prior to his current role, he served as Senior Vice President of Engineering & Operations from January 2019 to July 2021. Mr. McKay began his telecommunications industry career in 1996, including previous management positions at UUNET and Verizon. He is a graduate of the University of Virginia, where he earned master’s and bachelor’s degrees in Electrical Engineering, and he represents Shentel on the Board of ACA Connects.

There is no family relationship between Mr. McKay and any director or other executive officer of the Company. No arrangement or understanding exists between Mr. McKay and any other person pursuant to which he was selected as an officer of the Company. Since the beginning of the Company’s last fiscal year through the date hereof, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. McKay had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

The Company’s respective compensation arrangement with each of Christopher E. French and Edward H. McKay will be adjusted as follows, in each case effective as of September 1, 2025, with all other terms of Mr. French’s and Mr. McKay’s respective compensation arrangement remaining unchanged. In connection with Mr. French’s transition into his role as Shentel’s Executive Chairman, his annual base salary will be $450,000 and his target annual incentive bonus will be 80% of base salary. In connection with his service as Shentel’s President and Chief Executive Officer, Mr. McKay’s annual base salary will be $550,000 and his target annual incentive bonus will be 90% of base salary. Additionally, Mr. French and Mr. McKay will continue to be party to their respective Severance Agreements, a form of which was included as Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 20, 2025, and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2025, the Board adopted amended and restated bylaws of the Company (the “Amended and Restated Bylaws”) to provide for the establishment of an Executive Chairman of the Company and to make certain other conforming changes.

The foregoing summary of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 31, 2025, Shentel issued a press release announcing Mr. French’s transition to Executive Chairman of the Company and Mr. McKay’s appointment as the Company’s President and Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Shenandoah Telecommunications Company, effective July 29, 2025
99.1	Press Release, dated July 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shenandoah Telecommunications Company

Date: July 31, 2025	By:	/s/ James J. Volk
James J. Volk
Senior Vice President – Chief Financial Officer (Principal Financial Officer)